Registration No. 2-80406
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                    ---------------------------------------
                        POST - EFFECTIVE AMENDMENT NO. 6
                                      TO
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                    ---------------------------------------


                           Bank of America Corporation
                       (formerly NationsBank Corporation)
             (Exact Name of Registrant as Specified in Its Charter)

              Delaware                                    56-0906609
    (State or Other Jurisdiction                       (I.R.S. Employer
 of Incorporation or Organization)                    Identification No.)

                        Bank of America Corporate Center
                             100 North Tryon Street
                         Charlotte, North Carolina 28255
                    (Address of Principal Executive Offices)

         ---------------------------------------------------------------


                           The NationsBank 401(k) Plan
           (formerly the NCNB Corporation and Designated Subsidiaries
                         Stock / Thrift Plan and Trust)
                            (Full Title of the Plan)
         ---------------------------------------------------------------

                              PAUL J. POLKING, ESQ.
                            Executive Vice President
                               and General Counsel
                           Bank of America Corporation
                        Bank of America Corporate Center
                             100 North Tryon Street
                         Charlotte, North Carolina 28255
                     (Name and Address of Agent for Service)

                                 (704) 386-5000
          (Telephone Number, Including Area Code, of Agent for Service)
         ----------------------------------------------------------------



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





                                EXPLANATORY NOTE

         This Post-Effective Amendment No. 6 to Registration Statement on
Form S-8 (Registration No. 2-80406) (the "Registration Statement") is filed by Bank of America Corporation (the "Registrant") with respect to The NationsBank 401(k) Plan (the "Plan"), which was formerly known as the NCNB Corporation and Designated Subsidiaries Stock/Thrift Plan and Trust.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents  constituting a Prospectus (a "Prospectus") with respect to this Post-Effective Amendment No. 6 to Form S-8 of the Registrant are kept on file at the offices of the Registrant in accordance with Rule 428 promulgated pursuant to the Securities Act of 1933, as amended (the "Securities Act"). The Registrant will provide without charge to participants in the Plan, on the written or oral request of any such person, a copy of any or all of the documents constituting a Prospectus. Written requests for such copies should be directed to Charles J. Cooley, Corporate Personnel Executive, Bank of America Corporation, Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255. Telephone requests may be directed to (704) 386-5000.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents, which have been heretofore filed by the Registrant or the Plan with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference herein:

                  (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1999;

                  (b) The Plan's Annual Report on Form 11-K for the year ended December 31, 1998;

                  (c) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 and Current Reports on Form 8-K filed January 20, 2000, February 10, 2000, February 14, 2000 and April 19, 2000; and

                  (d) The description of the Registrant's Common Stock contained in the Registrant's Current Report on Form 8-K filed September 28, 1998, and any amendment or report filed for the purpose of updating such description.

         All documents filed by the Registrant or the Plan with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effectiveness of this Registration Statement and prior to the filing of a post-effective amendment hereto that either indicates that all securities offered hereby have been sold or deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         The Registrant will provide without charge to each person to whom a Prospectus constituting a part of this Registration Statement is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated by reference in such documents). Written requests for such copies should be directed to Charles J. Cooley, Corporate Personnel Executive, Bank of America Corporation, Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255. Telephone requests may be directed to (704) 386-5000.

Item 6.  Indemnification of Directors and Officers.

         Subsection (a) of Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in accordance with the above standards, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145 of the DGCL further provides that, to the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith; and that indemnification provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled. Section 145 further empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145 of the DGCL.

         Section   102(b)(7)  of  the  DGCL  permits  a   corporation's
certificate of incorporation to contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that such provision shall not eliminate or limit the liability of a director for (i) any breach of the director's duty of loyalty to the corporation or its stockholders;
(ii) acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law; (iii) willful or negligent unlawful payment of a dividend or stock purchase or redemption; or (iv) any transaction from which the director derived an improper personal benefit.

         The Restated Certificate of Incorporation of the Registrant eliminates the ability to recover monetary damages against directors of the Registrant for breach of fiduciary duty to the fullest extent permitted by the DGCL. In accordance with the provisions of the DGCL, the Bylaws of the Registrant provide that, in addition to the indemnification of directors and officers otherwise provided by the DGCL, the Registrant shall, under certain circumstances, indemnify its directors, executive officers and certain other designated officers against any and all liability and litigation expense, including reasonable attorneys' fees, arising out of their status or activities as directors and officers, except for liability or litigation expense incurred on account of activities that were at the time known or believed by such director or officer to be in conflict with the best interests of the Registrant. Pursuant to such Bylaws and as authorized by statute, the Registrant may also maintain insurance on behalf of its directors and officers against liability asserted against such persons in such capacity whether or not such directors or officers have the right to indemnification pursuant to the Bylaws or otherwise.

         In   addition,   pursuant  to  the   Agreement   and  Plan  of
Reorganization dated as of April 10, 1998 by and between the Registrant (formerly NationsBank Corporation ("NationsBank")) and the former BankAmerica Corporation ("old BankAmerica"), for six years after September 30, 1998 (the date of the merger of old BankAmerica with and into the Registrant (the "Merger")), the Registrant will indemnify directors, officers and employees of old BankAmerica, NationsBank, or any of their respective subsidiaries against certain liabilities in connection with such persons' status as such or in connection with the Merger Agreement or any of the transactions contemplated thereby. Pursuant to the Merger Agreement, the Registrant will also, for six years after September 30, 1998 and with respect to events occurring prior to the consummation of the Merger, honor all rights to indemnification and limitations of liability existing in favor of the foregoing persons as provided in the governing documents of NationsBank, old BankAmerica or their respective subsidiaries.

         Pursuant  to  the  Merger  Agreement,   for  six  years  after
September 30, 1998, the Registrant will also use its best efforts to cause the directors and officers of old BankAmerica and NationsBank to be covered by a directors' and officers' liability insurance policy with respect to acts or omissions occurring prior to the consummation of the Merger.

         The foregoing is only a general summary of certain aspects of Delaware law dealing with indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the relevant statutes which contain detailed specific provisions regarding the circumstances under which and the person for whose benefit indemnification shall or may be made.

Item 8.  Exhibits.

         The following exhibits are filed with or incorporated by reference in this Registration Statement.

Exhibit No.   Description of Exhibit

      5.1     Opinion of J.W. Kiser, Esq. as to the legality of the securities *

              The Registrant will submit, or has submitted, the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made, or will make, all changes required by the IRS in order to qualify the Plan.

     23.1     Consent of PricewaterhouseCoopers LLP

     23.2     Consent of PricewaterhouseCoopers LLP

     23.3     Consent of J.W. Kiser, Esq. (included in Exhibit 5.1) *

     24.1     Power of Attorney*
----------------------
* Previously filed as an exhibit to the Registration Statement on Form S-8 to which this is Post-Effective Amendment No. 6

Item 9.  Undertakings.

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

             (iii)  To  include  any  material   information  with
respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 6 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on May 15, 2000.

                           BANK OF AMERICA CORPORATION



                           By:      /s/ CHARLES M. BERGER
                           ------------------------------
                                    Charles M. Berger
                                    Attorney-in-Fact


       Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 6 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                                       Date
---------                                   -----                                       ----


                  *                         Principal Executive Officer and Director    May 15, 2000
------------------------------------
Hugh L. McColl, Jr.


                  *                         Principal Financial Officer and Director     May 15, 2000
------------------------------------
James H. Hance, Jr.

                  *                         Principal Accounting Officer                May 15, 2000
------------------------------------
Marc D. Oken

                  *                         Director                                    May 15, 2000
------------------------------------
Charles W. Coker

                  *                         Director                                    May 15, 2000
------------------------------------
Alan T. Dickson

                                            Director                                    May __, 2000
------------------------------------
Frank Dowd, IV

                                            Director                                    May __, 2000
------------------------------------
Kathleen F. Feldstein

                  *                         Director                                    May 15, 2000
------------------------------------
Paul Fulton

                                            Director                                    May __, 2000
------------------------------------
Donald E. Guinn

                  *                         Director                                    May 15, 2000
------------------------------------
C. Ray Holman




                  *                         Director                                    May 15, 2000
------------------------------------
W. W. Johnson

                  *                         President and Director                      May 15, 2000
------------------------------------
Kenneth D. Lewis

                                            Director                                    May __, 2000
------------------------------------
Walter E. Massey

                  *                         Director                                    May 15, 2000
------------------------------------
O. Temple Sloan, Jr.

                  *                         Director                                    May 15, 2000
------------------------------------
Meredith R. Spangler

                  *                         Director                                    May 15, 2000
------------------------------------
Ronald Townsend

                                            Director                                    May __, 2000
------------------------------------
Solomon D. Trujillo

                  *                         Director                                    May 15, 2000
------------------------------------
Jackie M. Ward

                                            Director                                    May __, 2000
------------------------------------
Virgil R. Williams



*By:     /s/ CHARLES M. BERGER
-------------------------------
         Charles M. Berger
         Attorney-in-Fact



The Plan

         Pursuant to the requirements of the Securities Act of 1933, the Bank of America Corporation Corporate Benefits Committee has duly caused this Post-Effective Amendment No. 6 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on May 15, 2000.

                                              THE NATIONSBANK 401(K) PLAN

                                              By:      /s/ CHARLES D. LORING
                                              ------------------------------
                                              Charles D. Loring
                                              Senior Vice President

                                INDEX TO EXHIBITS


Exhibit No.               Description of Exhibit

      5.1 Opinion of J.W. Kiser, Esq. as to the legality of the securities *

     23.1                 Consent of PricewaterhouseCoopers LLP

     23.2                 Consent of PricewaterhouseCoopers LLP

     23.3                 Consent of J.W. Kiser, Esq.(included in Exhibit 5.1.)*

     24.1                 Power of Attorney*
---------------------
*Previously filed as an exhibit to the Registration Statement on Form S-8 to which this is Post-Effective Amendment No. 6